                                  UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549


                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement          [ ]  Confidential, for Use of the
                                               Commission Only (as permitted by
                                               Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12


                       Centex Construction Products, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

   [X]  No fee required.
   [ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

   (1)  Title of each class of securities to which transaction applies:

        -----------------------------------------------------------------------

   (2)  Aggregate number of securities to which transaction applies:

        -----------------------------------------------------------------------

   (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        -----------------------------------------------------------------------

   (4)  Proposed maximum aggregate value of transaction:

        -----------------------------------------------------------------------

   (5)  Total fee paid:

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   [ ]  Fee paid previously with preliminary materials.
   [ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

   (1)  Amount Previously Paid:

        -----------------------------------------------------------------------

   (2)  Form, Schedule or Registration Statement No.:

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   (3)  Filing Party:

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   (4)  Date Filed:

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


                       CENTEX CONSTRUCTION PRODUCTS, INC.

                         3710 RAWLINS, SUITE 1600, LB 78
                               DALLAS, TEXAS 75219


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                            TO BE HELD JULY 20, 2000



To The Stockholders:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Centex Construction Products, Inc., a Delaware corporation (the "Corporation"), will be held in the Red Oak Room of the Sheraton Suites Hotel, 2101 Stemmons Freeway, in the City of Dallas, Texas on Thursday, July 20, 2000 at 10:00 a.m. (C.D.T.) for the following purposes.

         (1) To elect five directors, each to hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified.

         (2) To consider and vote on a proposal to approve and adopt the Centex Construction Products, Inc. 2000 Stock Option Plan.

         (3) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Corporation has fixed the close of business on June 1, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the meeting or any adjournment thereof. Only stockholders of record at the close of business on the record date are entitled to notice of and to vote at the meeting. The transfer books will not be closed.

     You are cordially invited to attend the meeting. Whether or not you expect to attend the meeting in person, you are urged to sign, date and mail promptly the accompanying form of Corporation proxy, so that your Corporation shares may be represented and voted at the meeting. Your Corporation proxy will be returned to you if you should be present at the meeting and request such return.


                                     By Order of the Board of Directors


                                             RAYMOND G. SMERGE
                                                 Secretary

Dallas, Texas

June 21, 2000

                       CENTEX CONSTRUCTION PRODUCTS, INC.

                                 PROXY STATEMENT

                         ANNUAL MEETING OF STOCKHOLDERS
                            TO BE HELD JULY 20, 2000

                                  INTRODUCTION


     The accompanying proxy, mailed together with this proxy statement, is solicited by and on behalf of the Board of Directors of Centex Construction Products, Inc., a Delaware corporation (the "Corporation"), for use at the Annual Meeting of Stockholders of the Corporation to be held on July 20, 2000, and at any adjournment thereof. The mailing address of the executive offices of the Corporation is 3710 Rawlins, Suite 1600, LB 78, Dallas, Texas 75219. The approximate date on which this proxy statement and accompanying proxy were first sent to stockholders is June 21, 2000.


PURPOSES OF THE MEETING

     At the meeting, action will be taken upon the following matters:

         (1) Election of five directors, each to hold office until the next annual meeting of stockholders or until his successor shall have been elected and qualified.

         (2) Approval and adoption of the Centex Construction Products, Inc. 2000 Stock Option Plan (the "2000 Option Plan").

         (3) Such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors of the Corporation (the "Board" or "Board of Directors") does not know of any matters that may be acted upon at the meeting other than the matters set forth in items (1) and (2) above.

RECOMMENDATION OF THE BOARD OF DIRECTORS

     THE BOARD OF DIRECTORS OF THE CORPORATION RECOMMENDS A VOTE FOR (i) THE ELECTION OF THE FIVE NOMINEES FOR DIRECTOR OF THE CORPORATION NAMED IN THE ACCOMPANYING CORPORATION PROXY AND (ii) THE APPROVAL AND ADOPTION OF THE 2000 OPTION PLAN.


                             RECORD DATE AND VOTING

     The record date for the determination of stockholders entitled to notice of and to vote at the meeting is the close of business on June 1, 2000. On the record date, the issued and outstanding capital stock of the Corporation entitled to vote at the meeting consisted of 18,580,832 shares of the Corporation's common stock of $0.01 par value per share ("Common Stock").

     The holders of Common Stock will be entitled to one vote per share upon the election of directors, and each other matter that may be properly brought before the meeting or any adjournment thereof. Neither the Certificate of

Incorporation nor the Bylaws of the Corporation provide for cumulative voting rights. The presence at the meeting, in person or by proxy, of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum; abstentions and, by definition, broker non-votes will be counted as present for the purpose of establishing a quorum.

     Shares represented by valid proxies will be voted at the meeting in accordance with the directions given. If the proxy card is signed and returned without any direction given, the shares will be voted for election of the five nominees for director named in the proxy and for approval and adoption of the 2000 Option Plan. The Board of Directors does not intend to present, and has no information that others will present, any business at the annual meeting other than as set forth in the attached Notice of Annual Meeting of Stockholders of the Corporation. However, if other matters requiring the vote of stockholders come before the meeting, it is the intention of the persons named in the accompanying form of the Corporation proxy to vote the proxies held by them in accordance with their best judgment in such matters. Any stockholder of the Corporation has the unconditional right to revoke his, her or its Corporation proxy at any time prior to the voting thereof by submitting a later-dated proxy, by attending the meeting and voting in person, or by written notice to the Corporation addressed to Raymond G. Smerge, Secretary, Centex Construction Products, Inc., 3710 Rawlins, Suite 1600, LB 78, Dallas, Texas 75219; however, no such revocation shall be effective until received by the Corporation at or prior to the meeting.

     The cost of solicitation of proxies for the meeting will be borne by the Corporation. Solicitation may be made by mail, personal interview, telephone and/or telegraph or other electronic transmission by officers and other employees of the Corporation, who will receive no additional compensation therefor. To aid in the solicitation of proxies, the Corporation has retained the firm of ChaseMellon Shareholder Services, L.L.C., which will receive a fee of approximately $4,500 plus out-of-pocket expenses. The Corporation will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in forwarding proxy material to beneficial owners.

ITEM 1.  ELECTION OF DIRECTORS

     In accordance with the Bylaws of the Corporation, the Board of Directors has established the number of directors to be elected at the meeting at five, which shall constitute the entire Board of Directors. Unless contrary instructions are indicated on the proxy, it is intended that the shares represented by the accompanying Corporation proxy will be voted for the election of the five nominees for director named below or, if any such nominees should become unavailable, which is not anticipated, for such substitute nominee as the Board of Directors shall designate. Each director will hold office until the next annual election of directors or until his successor shall have been elected and qualified, subject to removal by the vote of the holders of not less than two-thirds of the outstanding shares of Common Stock. A plurality of votes cast at the annual meeting, in person or by proxy, is required to elect each nominee. The Board recommends that stockholders vote FOR the election of such nominees.

     The five persons named below are the Board's nominees for election as directors at the meeting. All of the persons named below are currently directors of the Corporation. The information appearing in the following table respecting the nominees for director has been furnished to the Corporation by the respective nominees.

                                      POSITIONS AND OFFICES             DIRECTOR             BOARD COMMITTEE
        NAME AND AGE                  WITH THE CORPORATION               SINCE                 MEMBERSHIP
        ------------                  --------------------              -------              ---------------

Richard D. Jones, Jr., 54              President and Chief                1999                  Executive
                                      Executive Officer (1)
Laurence E. Hirsch, 54              Chairman of the Board (2)             1985          Compensation*, Executive*
                                                                                             & Stock Option*
Robert L. Clarke, 57                        None (4)                      1994            Audit* & Compensation
David W. Quinn, 58                          None (3)                      1994          Executive & Stock Option
Harold K. Work, 67                          None (5)                      1994            Audit & Compensation

------------

* Chairman of the Committee

     (1) Mr. Jones has served as President of the Corporation since January 1998 and as Chief Executive Officer since July 1999. Mr. Jones was Chief Operating Officer of the Corporation from January 1990 until July 1999 and Executive Vice President of the Corporation from January 1990 through December 1997.

     (2) Mr. Hirsch has served as Chairman of the Board of Directors of the Corporation from January 1994 through December 1997 and from July 1999 to the present. Mr. Hirsch has served as a director of Centex Corporation since 1985, as Chief Executive Officer of Centex Corporation since July 1988 and as Chairman of the Board of Centex Corporation since July 1991. He also served as President of Centex Corporation from March 1985 until July 1991. Mr. Hirsch also serves as a director of A.H. Belo Corporation and Luminex Corporation, and as an advisory director of Heidelberger Zement A.G

     (3) Mr. Quinn has served as a director of the Corporation since January 1994. Mr. Quinn has served as a director of Centex Corporation since 1989, was elected Vice Chairman of the Board of Centex Corporation in May 1996, was Executive Vice President of Centex Corporation from February 1987 until May 1996 and Chief Financial Officer of Centex Corporation from February 1987 until June 1997 and from October 1997 through May 2000. Mr. Quinn is also a director of Elcor Corporation.

     (4) Mr. Clarke has served as a director of the Corporation since July 1994. Mr. Clarke has been a partner in the law firm of Bracewell & Patterson, L.L.P. from 1971 to December 1985 and since March 1992. From December 1985 to February 1992, he was Comptroller of the Currency of the United States. Mr. Clarke is also a director of First Investors Financial Services, Inc.

     (5) Mr. Work has served as a director of the Corporation since July 1994. Mr. Work has served as Director, President and Chief Executive Officer of Elk Corporation since 1979 and as Chairman of the Board, Chief Executive Officer and President of Elcor Corporation since August 1997. From 1993 until August 1997, Mr. Work served as Executive Vice President of Elcor Corporation, and from 1982 to 1993, Mr. Work served as Vice President of Elcor Corporation.

BOARD MEETINGS, FEES, COMMITTEES AND ATTENDANCE RECORDS

     During the Corporation's fiscal year ended March 31, 2000, the Board of Directors held four regularly scheduled meetings and one special telephonic meeting. During such fiscal year, each director attended all of the meetings of the Board and the Board committees on which he served.

     Board members who are not employees of the Corporation, Centex Corporation or any of their respective subsidiaries ("Non-affiliated Independent Directors") received an annual retainer of $22,500 for fiscal year 2000. Non-affiliated Independent Directors received an additional annual retainer of $1,000 for each committee on which they served. In addition, the Corporation reimburses the directors for reasonable expenses incurred in attending Board and Board committee meetings.

     The Board of Directors has an Audit Committee, composed of Non-affiliated Independent Directors, which reviews the functions of the Corporation's management and independent auditors pertaining to the Corporation's financial statements and performs such other duties and functions as are deemed appropriate by the Audit Committee or the Board. During the last fiscal year, the Audit Committee held two meetings, which were both attended by all members. Audit Committee members are paid a fee of $1,000 per year.

     The Board has a Compensation Committee, composed of directors who are not employees of the Corporation or any of its subsidiaries, which recommends to the Board the base salaries and incentive bonuses of the officers of the Corporation. During the last fiscal year, the Compensation Committee held one meeting, which was attended by all members. Compensation Committee members who are Outside Directors are paid a fee of $1,000 per year.

     The Board has a Stock Option Committee, composed of directors who are not employees of the Corporation or any of its subsidiaries, which administers the Centex Construction Products, Inc. Amended and Restated Stock Option Plan. The Stock Option Committee is authorized to grant options to acquire Common Stock, and to grant awards of restricted stock. During the last fiscal year, the Stock Option Committee met in conjunction with meetings of the Board of Directors. Stock Option Committee members who are Non-affiliated Independent Directors are paid a fee of $1,000 per year.

ITEM 2. PROPOSAL TO APPROVE AND ADOPT THE CENTEX CONSTRUCTION PRODUCTS, INC. 2000 OPTION PLAN

         The Board of Directors has adopted the 2000 Option Plan subject to approval by stockholders at the Annual Meeting. The purpose of the 2000 Option Plan is to assist the Corporation in attracting and retaining as officers and other key employees of the Corporation and its affiliates, and as non-employee directors of the Corporation, individuals of training, experience and ability and to furnish additional incentive to such individuals by encouraging them to become owners of Common Stock.

REASONS FOR THE 2000 OPTION PLAN

         The Board of Directors believes that the success of the Corporation is greatly dependent on its ability to attract and retain individuals of outstanding ability who are motivated to exert their best efforts on behalf of the Corporation and its affiliates. The Board has found that the Corporation's stock option program has been highly effective in achieving that goal and has concluded that the stock option program should be continued. The Board of Directors has also concluded that the number of shares currently available for the grant of stock options by the Corporation is inadequate to achieve the purposes of the Corporation's stock option program.

         The Corporation presently has in effect the Centex Construction Products, Inc. Amended and Restated Stock Option Plan. See "Executive Compensation - Centex Construction Products, Inc. Amended and Restated Stock

Option Plan." It is presently contemplated that, subject to approval and adoption of the 2000 Option Plan, options granted in the future will be granted under the Centex Construction Products, Inc. Amended and Restated Stock Option Plan until such plan expires or the shares available for issuance upon exercises of options thereunder are depleted, and then under the 2000 Option Plan. Options outstanding under the Centex Option Construction Products, Inc. Amended and Restated Stock Option Plan will not be affected by the adoption of the 2000 Option Plan.

SUMMARY OF THE 2000 OPTION PLAN

         The principal provisions of the 2000 Option Plan are summarized below. The summary is qualified in its entirety by reference to the full text of the 2000 Option Plan which is set forth as Appendix A to this Proxy Statement. Stockholders are encouraged to read the 2000 Option Plan in its entirety.

         Under the 2000 Option Plan, a maximum of 1,000,000 shares of Common Stock may be subject to grants of options or awards of Restricted Stock to officers and key employees of the Corporation and its affiliates and to non-employee directors of the Corporation. Such options may be either Incentive Options (which satisfy the requirements of Section 422 (a) of the Internal Revenue Code) or Non-qualified Options (which do not satisfy such requirements). Shares of Common Stock covered by options that terminate or are canceled prior to exercise, and shares of Restricted Stock returned to the Corporation, are again available for grant of options and awards of Restricted Stock. Options granted and Restricted Stock awarded to any one person may not exceed 10 percent of the shares then subject to the 2000 Option Plan. No option may be granted and no Restricted Stock may be awarded after April 26, 2010. The option price may not be less than the greater of the par value or 100 percent of the fair market value of the Common Stock at the time of grant, in the case of Incentive Options, and may not be less than the greater of the par value or 85 percent of the fair market value of the Common Stock at the time of grant in the case of Non-qualified Options. The last reported sale price of the Common Stock on the New York Stock Exchange on June 1, 2000 was $30.3125 per share.

         The Board of Directors of the Corporation has primary administrative authority under the 2000 Option Plan. Certain aspects of the 2000 Option Plan are administered by a committee (the "Committee"). The Committee is appointed by the Board and must consist of at least two individuals and may be comprised of the entire Board. If less than the entire Board, the Committee must be comprised solely of two or more "non-employee directors" under Rule 16b-3 of the Securities Exchange Act of 1934. The Board of Directors has appointed the Stock Option Committee of the Board as the Committee; however, the entire Board must ratify all Committee actions that require its approval. The Committee will determine the grants of options, the terms of the options to the extent not prescribed (including the power to amend outstanding options), and the interpretation of the options. The estimated total number of employees eligible to participate in the 2000 Option Plan is 50. The 2000 Option Plan provides that the determination of the Board is binding with respect to all questions of interpretation and application of the 2000 Option Plan and the determination of the Committee is binding with respect to all questions of interpretation and application of options or awards of Restricted Stock granted thereunder.

         Optionees do not incur federal income tax upon the grant of Incentive Options. At the time an optionee's rights to the option stock are freely transferable or are not subject to substantial risk of forfeiture, the difference between the fair market value of the Common Stock and the option price is a preference item for alternative minimum tax purposes. Provided that the option stock is held for at least two years from the date of grant and for at least one year from the date of exercise, the gain or loss on the subsequent disposition of the option stock is treated as long- term capital gain or loss. The Corporation normally will not be entitled to any federal income tax deduction with respect to Incentive Options. However, if the optionee fails to hold the option stock for at least two years from the date of grant and for at least one year from the date of exercise, a disqualifying disposition occurs. A disqualifying disposition results in ordinary income to the optionee equal to the difference between the fair market value of the Common Stock and the option price at the date of exercise. The Corporation will receive a corresponding deduction for the optionee's ordinary income element.

         Generally, a person receiving a Non-qualified Option will not be taxed upon grant, but will be taxed at ordinary federal income tax rates on the difference between the option price and the fair market value of Common Stock at the time of exercise, and the Corporation will receive a federal income tax deduction in the tax year in which exercised, in the same amount as the amount which such person must recognize as taxable income.

         Options will become exercisable at such time or times not more than 10 years from the date of grant as may be provided by their terms. The Committee may, however, accelerate the time at which an option is exercisable without regard to its terms. Generally all rights to exercise an Incentive Option will terminate within three months after the date the optionee ceases to be an employee of the Corporation or an affiliate of the Corporation for any reason including death or disability. However, in the case of a Non-qualified Option, all rights to exercise such option terminate within four months after the date the optionee ceases to be an employee of the Corporation or any affiliate of the Corporation, or ceases to be a director, for any reason other than death or disability. In the event of an optionee's death, a Non-qualified Option will terminate 15 months thereafter. In the event of an optionee's disability and resulting termination of employment, a Non-qualified Option will terminate six months after such optionee's employment termination date.


         If a Non-qualified Option is held by an optionee who is an officer or director of the Corporation (within the meanings thereof under Section 16(b) of the Securities Exchange Act of 1934), all rights to exercise such Non-qualified Option will terminate seven months after the date the optionee ceases to be an employee of the Corporation or one of its affiliates or the optionee ceases to be a director of the Corporation. In addition, if a Non-qualified Option is held by a director who, at retirement from the Board, (i) is at least 62 years old and (ii) has at least ten years of service with the Corporation or its affiliates, then all shares subject to such Non-qualified Option will vest on such director's retirement date, and all rights to exercise such Non-qualified Option will terminate three years after the date the director retires from the Board. With respect to any director who does not meet both such criteria, shares subject to such Non-qualified Option will continue to vest in accordance with its terms for a period of three years following such retirement date, and all rights to exercise such Non-qualified Option will terminate three years after the date the director retires from the Board.


         The Committee may, in its discretion, grant a new Non-qualified Option or amend an outstanding Non-qualified Option to provide an extended period of time during which an Optionee can exercise such Non-qualified Option to the maximum permissible exercise period (ten years from the original grant date) for which such Option would have been exercisable in the absence of the Optionee's ceasing to be an employee of the Corporation and its affiliates or ceasing to be a director of the Corporation. In no case may any option be exercised later than 10 years from the date of grant. If the employment of the optionee is terminated for cause, the option shall thereafter be null and void for all purposes.

         No option is transferable except by will or the laws of descent and distribution, and during the lifetime of the optionee, the option may be exercised only by the optionee or his guardian or legal representative. The Committee may, in its discretion, provide that a Non-qualified Option may be transferred, without consideration, to members of the optionee's immediate family, to trusts for the benefit of such persons and to entities in which such members are the sole equity owners. The exercise price of options may be paid in cash or by delivery of shares of Common Stock, including actual or deemed multiple exchanges of shares. The Corporation may satisfy its tax withholding obligations by retaining shares of the Common Stock that would otherwise be issuable on exercise by an optionee.

         The 2000 Option Plan contains antidilution provisions applicable in the event of increase or decrease in the number of outstanding shares of the Corporation effected without receipt of consideration therefor by the Corporation, through a stock dividend or any recapitalization or merger or otherwise in which the Corporation is the surviving corporation, resulting in a stock split-up, combination or exchange of shares of the Corporation, in which event appropriate adjustments will be made in the maximum number of shares subject to the 2000 Option Plan and the number of shares and option prices under then outstanding options.

         In addition, in the case of a dissolution or liquidation of the Corporation, a merger or consolidation in which the Corporation is not the surviving corporation, a transaction in which another corporation (other than Centex Corporation or one of its affiliates) becomes the owner of 50 percent or more of the total combined voting power of all classes of stock of the Corporation, or a change in control, every option then outstanding will vest and become exercisable in full (subject, in the case of Incentive Options, to the limit of $100,000 worth of shares becoming first exercisable in any calendar year) immediately prior to such dissolution, liquidation, merger, consolidation, transaction or change in control (as defined), to the extent not theretofore exercised, without regard to any limits on exercisability contained in the option agreements, but only if such options have not yet expired or been terminated. The accelerated vesting and exercisability upon a change in control could be considered as having an anti-takeover effect. However, because the 2000 Option Plan was adopted for the purposes and reasons discussed above and not for any perceived anti-takeover benefit, and because the maximum number of shares available under the 2000 Option Plan (1,000,000) would be insignificant compared to the total number of the Corporation's authorized shares (50,000,000), the Board of Directors of the Corporation believes that this provision should not be considered as having any anti-takeover effect.

         Moreover, in the event of such an above-referenced dissolution, liquidation, merger, consolidation, transaction or change in control (as defined), the Board may completely satisfy all obligations of the Corporation and its affiliates with respect to any options outstanding on the date of such event by delivering cash to the optionee in an amount equal to the difference between the aggregate exercise price for shares under the option and the fair market value of such shares on the date of such event.

         The Board of Directors may, at any time, amend, suspend or terminate the 2000 Option Plan except that it may not without the approval of the stockholders (i) increase the maximum number of shares subject thereto or (ii) increase the proportionate number of shares that may be purchased by or awarded to any one person.

         The 2000 Option Plan also provides that Restricted Stock may be awarded by the Committee to such eligible recipients as it may determine from time to time. The eligible recipients are those individuals who are eligible for option grants. Restricted Stock is Common Stock that may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the Committee, which terms and conditions may include, among other things, the achievement of specific goals, have been satisfied (the "Restricted Period"). During the Restricted Period, unless specifically provided otherwise in accordance with the terms of the 2000 Option Plan, the recipient of Restricted Stock would be the record owner of such shares and have all the rights of a stockholder with respect to such shares, including the right to vote and the right to receive dividends or other distributions made or paid with respect to such shares.

         The 2000 Option Plan provides that the Committee has the authority to cancel all or any portion of any outstanding restrictions prior to the expiration of the Restricted Period with respect to all or any of the shares of Restricted Stock awarded to an individual on such terms and conditions as the Board or Committee may deem appropriate. In addition, upon a change in control (as defined), the restrictions, if any, applicable to any outstanding shares or awards of Restricted Stock lapse. If during the Restricted Period an individual's continuous employment or position as a director of the Corporation terminates for any reason, any Restricted Stock remaining subject to restrictions will be forfeited by the individual and transferred at no cost to the Corporation; provided, however, that as noted above, the Committee has the authority to cancel any or all outstanding restrictions prior to the end of the Restricted Period, including the cancellation of restrictions in connection with certain types of termination of employment.

         The recipient of Restricted Stock will be taxed on his receipt of Restricted Stock at the first time the stock becomes transferable or not subject to a substantial risk of forfeiture, whichever occurs earlier. At such time, he will include in gross income the excess of the then fair market value of the Restricted Stock (determined without regard to any restriction other than a restriction which by its terms will never lapse) over the amount, if any, paid for such stock. However, a recipient of Restricted Stock can elect to include the Restricted Stock in his gross income for the taxable year in which he first receives such stock by filing an election with the IRS under Section 83(b) of the Internal Revenue Code within 30 days after the date of such receipt. The Corporation will be entitled to a federal income tax deduction in the tax year in which the Restricted Stock becomes taxable to the recipient. The deduction will equal the amount the recipient must include in income.

RECOMMENDATION AND REQUIRED AFFIRMATIVE VOTE

         The Board of Directors unanimously recommends that stockholders approve and adopt the 2000 Option Plan. The affirmative vote of holders of a majority of the outstanding shares of Common Stock entitled to vote thereon at the Annual Meeting is required in order to approve and adopt the 2000 Option Plan. If the requisite vote of stockholders is not obtained, the 2000 Option Plan and any options granted thereunder will become null and void. Unless indicated to the contrary, the enclosed proxy will be voted FOR the 2000 Option Plan.

         SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN BENEFICIAL OWNERS

MANAGEMENT

         The following table sets forth information as of June 1, 2000 with respect to the beneficial ownership of shares of Common Stock by each director, nominee for election to the Board of Directors and executive officer named in the Summary Compensation Table under "Executive Compensation," individually itemized, and by all directors and executive officers of the Corporation as a group. Except as otherwise indicated, all shares are owned directly and the owner has the sole voting and investment power with respect thereto.


                                                                                          COMMON STOCK (1)
                                                                                          ----------------
                                                                                   NUMBER OF             PERCENT
                                                                                    SHARES              OF CLASS
                                                                                   ---------            --------
     Robert L. Clarke.............................................                  10,448                 *
     Laurence E. Hirsch...........................................                  10,000                 *
     H. David House...............................................                  22,846                 *
     Richard D. Jones, Jr.........................................                  43,640                 *
     David W. Quinn...............................................                   2,000                 *
     Steven R. Rowley.............................................                  38,910                 *
     Robert A. Sells..............................................                    -                    *
     Harold K. Work...............................................                   7,448                 *
     Arthur R. Zunker, Jr.........................................                  27,839                 *
     All directors and executive officers of
       the Corporation as a group (9 persons).....................                 163,131                 *

------------
* Less than 1%.

     (1) Shares covered by stock options that are outstanding under the Centex Construction Products, Inc. Amended and Restated Stock Option Plan which are exercisable on June 1, 2000 or within 60 days thereafter, are included as "beneficially owned" pursuant to the rules and regulations of the Securities and Exchange Commission. Amounts include the following shares that may be acquired upon exercise of such stock options: Mr. Clarke -- 7,448 shares; Mr. House -- 22,846 shares; Mr. Jones -- 41,470 shares; Mr. Rowley -- 37,846 shares; Mr. Work -- 7,448 shares; Mr. Zunker -- 22,846 shares; and all directors and executive officers of the Corporation as a group (9 persons) -- 139,904 shares. In addition, this table includes shares of Common Stock that may be beneficially owned as of March 31, 2000, pursuant to the Common Stock Fund of the Profit Sharing and Retirement Plan of Centex Construction Products, Inc., a defined contribution plan (the "Profit Sharing Plan"), as follows: Mr. Jones -- 2,170; Mr. Rowley -- 1,064; Mr. Zunker -- 4,993 shares; and all directors and executive officers of the Corporation as a group (9 persons) -- 8,227 shares. Amounts shown for Mr. Hirsch and Mr. Quinn do not include 11,962,304 shares of Common Stock owned by Centex Corporation, which shares each of Mr. Hirsch and Mr. Quinn may be deemed to beneficially own indirectly because of their positions as directors and executive officers of Centex Corporation.

CERTAIN BENEFICIAL OWNERS

     The following table sets forth information as of June 1, 2000 with respect to the holders of shares of Common Stock who are known to the Corporation to be beneficial owners of more than five percent of such shares outstanding.


                                                                                     COMMON STOCK
                                                                     ------------------------------------------
NAME AND ADDRESS
OF BENEFICIAL HOLDER                                                 NUMBER OF SHARES          PERCENT OF CLASS
--------------------                                                 ----------------          ----------------

Centex Corporation
2728 N. Harwood Street                                                  11,962,304                  64.38%
Dallas, Texas 75201

                             EXECUTIVE COMPENSATION

     The following table sets forth the cash and non-cash compensation awarded to or earned by the Chief Executive Officer of the Corporation and the other most highly compensated executive officers of the Corporation:

                           SUMMARY COMPENSATION TABLE


                                                                                   LONG-TERM
                                                                                  COMPENSATION
                                                                              ---------------------
                                                    ANNUAL COMPENSATION              AWARDS
                                               -----------------------------  ---------------------
            NAME AND                 FISCAL                                   SECURITIES UNDERLYING          ALL OTHER
       PRINCIPAL POSITION             YEAR      SALARY ($)       BONUS($)(1)     OPTIONS/SARS (#)      COMPENSATION ($)(2)
       ------------------            ------    ------------     ------------  ---------------------    -------------------

RICHARD D. JONES, JR.,                2000     $    258,750     $    809,333           60,000            $     25,418
  President                           1999          250,000          352,310           45,000                  20,774
   and Chief Executive Officer        1998          229,375          316,733               --                  22,459

H. DAVID HOUSE,                       2000     $    170,000     $    808,895           28,000            $     16,568
  Executive Vice President -          1999          164,600          504,569           28,000                  11,716
   Gypsum                             1998          159,000          355,277               --                   7,984

STEVEN R. ROWLEY,                     2000     $    143,900     $    426,030           28,000            $     13,836
  Executive Vice President -          1999          130,000          191,326           28,000                   9,563
   Cement                             1998          108,550          127,970               --                  11,008

ROBERT A. SELLS,(3)                   2000     $    119,904     $     90,310           28,000            $         --
  Executive Vice President -
   Aggregates and Concrete

ARTHUR R. ZUNKER, JR.,                2000     $    160,300     $    404,671           28,000            $     15,853
  Senior Vice President -             1999          153,800          206,426           28,000                  11,608
   Finance and Treasurer              1998          150,000          206,845               --                  15,393

------------

     (1) Cash bonuses for services rendered in fiscal years 2000, 1999 and 1998 have been listed in the year earned, but were actually paid in the following fiscal year.

     (2) Except as set forth below, the compensation reported in this column includes fully vested Corporation contributions to, and forfeitures allocated to, the account of the recipient under the Profit Sharing Plan. The compensation reported for fiscal years 2000, 1999 and 1998 also includes contributions accrued pursuant to the Centex Construction Products, Inc. Amended and Restated Supplemental Executive Retirement Plan (the "SERP"), an unfunded, non-qualified plan for certain executives of the Corporation (see "Report of Compensation Committee and Stock Option Committee on Executive Compensation"), in the following amounts: Mr. Jones - $9,656; $9,000; and $6,250, respectively, of which Mr. Jones is fully vested; and Mr. House - $865 for fiscal year 2000, of which Mr. House is 40 percent vested.

     (3) Mr. Sells became an executive officer of the Corporation in fiscal year 2000.

                   OPTIONS/SAR GRANTS IN LAST FISCAL YEAR (1)


                                                                                          POTENTIAL REALIZABLE VALUE
                                                                                           AT ASSUMED ANNUAL RATES
                                                                                         OF STOCK PRICE APPRECIATION
                                 INDIVIDUAL GRANTS                                             FOR OPTION TERM
-----------------------------------------------------------------------------------      ---------------------------
                           NUMBER OF       % OF TOTAL
                          SECURITIES      OPTIONS/SARS
                          UNDERLYING       GRANTED TO       EXERCISE
                         OPTIONS/SARS      EMPLOYEES         PRICE       EXPIRATION
         NAME             GRANTED (#)    IN FISCAL YEAR    ($/SH) (2)       DATE           5% ($)         10% ($)
         ----            ------------    --------------    ----------    ----------      ----------      ----------

Richard D. Jones, Jr.       60,000           16.5%          $34.9063      4/28/09        $1,317,138      $3,337,902

H. David House              28,000            7.7%           34.9063      4/28/09           614,664       1,557,668

Steven R. Rowley            28,000            7.7%           34.9063      4/28/09           614,664       1,557,668

Robert A. Sells             28,000            7.7%           39.5313      7/15/09           696,111       1,764,076

Arthur R. Zunker, Jr.       28,000            7.7%           34.9063      4/28/09           614,664       1,557,668

------------

     (1) Amounts set forth in the table reflect the number and value of shares and options only. The Corporation has issued no SAR's.

     (2) These performance-based options were granted at fair market value on the date of grant. Vesting of these options is described in "Long-Term Compensation" on page 14.

               AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                        AND FY-END OPTION/SAR VALUES(1)


                                                                NUMBER OF SECURITIES
                                                               UNDERLYING UNEXERCISED          VALUE OF IN-THE-MONEY
                                                                    OPTIONS/SARS                    OPTIONS/SARS
                                                                   AT FY-END (#)                  AT FY-END ($)(2)
                                                             ---------------------------   -----------------------------
                               SHARES
                             ACQUIRED ON        VALUE
        NAME                 EXERCISE (#)   REALIZED ($)     EXERCISABLE   UNEXERCISABLE   EXERCISABLE     UNEXERCISABLE
        ----                 -----------    ------------     -----------   -------------   -----------     -------------

Richard D. Jones, Jr.                 --     $       --           41,470        63,530     $       --        $       --

H. David House                        --             --           22,846        33,154             --                --

Steven R. Rowley                      --             --           37,846        33,154        245,649(3)             --

Robert A. Sells                       --             --               --        28,000             --                --

Arthur R. Zunker, Jr.             10,650        318,941(4)        22,846        33,154             --                --

------------

     (1) Amounts set forth in the table reflect the number and value of shares and options only. The Corporation has issued no SAR's.

     (2) Represents the difference between the closing price of the Common Stock on March 31, 2000 of $26.25 per share and the exercise price of such options, and includes maximum cash bonuses payable in connection with the exercise of such options at the time of exercise as described in footnote 3 below.

     (3) Amount includes maximum cash bonuses in the aggregate amount of $31,899, payable in connection with the exercise of stock options at the time of exercise.

     (4) Amount includes cash bonuses in the aggregate amount of $69,016 paid in connection with the exercise of stock options at the time of exercise.


COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION IN COMPENSATION DECISIONS

     None of the Corporation's directors, officers or employees has any relationship requiring disclosure under Item 402(j) of Regulation S-K.

REPORT OF COMPENSATION COMMITTEE AND STOCK OPTION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee provides advice and recommendations to the Board concerning the salaries and bonuses of the officers of the Corporation. The Board approves those salaries and bonuses. The Stock Option Committee administers the Centex Construction Products, Inc. Amended and Restated Stock Option Plan and is authorized under such plan to grant options to officers and other key employees of the Corporation and its subsidiaries, subject to ratification by the Board. The Compensation Committee and the Stock Option Committee are comprised of three and two non-employee directors, respectively. This report describes the policies and principles that shape the structure of the Corporation's executive compensation program.

     The Corporation's executive compensation program is structured to achieve the following objectives:

     - to attract, retain and motivate highly qualified, energetic and talented executives;

     - to create an incentive to increase stockholder returns by establishing a direct and substantial link between individual compensation and certain financial measures that have a direct effect on stockholder values; and

     - to create substantial long-term compensation opportunities for individual executive officers based not only on long-term corporate performance but also on sustained long-term individual performance.

     To achieve its compensation objectives, the Corporation has structured an executive compensation program using a combination of short-term and long-term elements: (i) annual salary; (ii) annual bonus; and (iii) long-term incentive compensation in the form of stock options. In addition, the executive officers of the Corporation are eligible to receive other benefits such as medical benefits and profit sharing plan contributions that are generally available to employees of the Corporation and contributions under the Corporation's SERP that are accrued for the named executive officers and certain other officers of the Corporation and its subsidiaries.

     In structuring the specific components of executive compensation, the Corporation is guided by the following principles:

     - annual compensation should be set within reasonable ranges of the annual compensation for similar positions with similarly-sized and types of companies that engage in one or more of the businesses in which the Corporation engages;

     - bonus payments should vary with the Corporation's financial performance; and

     - a significant portion of compensation should be in the form of long-term incentive compensation that aligns the interests of executives with those of the stockholders and that creates rewards for long-term sustained Corporation performance and the achievement of the Corporation's strategic objectives.

     Base Salary

     The Compensation Committee is responsible for recommending at the beginning of each fiscal year the base salary levels for the five named executive officers. In developing salary amounts for fiscal year 2000, the Compensation Committee reviewed the salaries for similar positions in similarly-sized companies which engage in one or more of the principal businesses of the
Corporation: the manufacture and sale of cement, gypsum wallboard and readymix concrete and aggregates. Included within the survey were those companies which comprise the peer group in the Comparative Cumulative Total Stockholder Return graph on page 15. The Compensation Committee confirmed that the base salaries of the named executives were consistent with its objective of setting base salaries within reasonable ranges for similar positions in competitive companies. In setting base salary levels, the Compensation Committee also considers the executive's experience level and potential for significant contributions to the Corporation's profitability. After completing its review and decision-making process, the Compensation Committee submitted its decision as to base salary levels to the entire Board of Directors, which confirmed the Compensation Committee's decision.

     Incentive Bonus

     The Compensation Committee is also responsible for developing recommendations for the incentive bonuses awarded to the named executives at the end of each fiscal year. The annual incentive bonus program for the executive officers has been structured to create financial incentives and rewards that are directly related to corporate performance during the fiscal year. In particular, the Compensation Committee weighs heavily certain financial measurements that are directly related to stockholder returns such as net earnings, earnings growth, return on net assets, return on equity and other factors. In fiscal year 1998, the Compensation Committee restructured the annual incentive bonus program of the Corporation so that a percentage of potential earnings is designated for bonuses and, provided that established targets are achieved in the applicable fiscal year, such pool is divided, and bonuses are paid, among the employees participating in the plan. The amount of the bonus paid to an employee is based on the earnings of the division in which such employee is employed, the percentage of the pool designated for such employee and an objective assessment of such employee's achievement of his or her established performance goals.

     Long-Term Compensation

     Consistent with the Corporation's effort to increase the proportion of management compensation which is tied to the Corporation's performance, the Compensation Committee in fiscal year 1995 structured certain of its stock option programs to link the vesting of stock option grants to the achievement by the Corporation of certain specific performance targets during the ten years following the stock option grant. Beginning in fiscal year 1999, under the terms of the stock options, the number of shares that "vest" or which become exercisable by the optionee depends upon the achievement of specific financial goals by the Corporation and, for a portion of such options, the passage of time after the achievement of such goals. These financial goals are tied to the Corporation's operating earnings and return on average net assets and are structured to reward the optionee for superior long-term operating performance of the Corporation. Failure to meet the specified goals results in those shares not "vesting" until the end of the ten-year term. The Compensation Committee believes that these programs properly align the interests of the Corporation's officers and managers with the interests of the stockholders by linking a majority of their long-term compensation with goals that have a direct and positive effect on stockholder value. Except for certain grants of stock options made in fiscal 1995 in connection with the Corporation's initial public offering, all of the stock options granted by the Corporation to its officers and key employees were granted under these performance programs.

     Commencing with fiscal year 1995, the Corporation's Board approved the SERP for certain employees participating in the Profit Sharing Plan. Pursuant to the Internal Revenue Code, the Internal Revenue Service sets a limit (currently $170,000) on the amount of annual compensation which may be considered in determining, for the account of an eligible participant, the Corporation's contribution to the Profit Sharing Plan. The SERP establishes balances for each participant in an amount equal to the additional contribution which he or she would have received under the Profit Sharing Plan had 100% of his or her annual salary been eligible for a profit-sharing contribution. Contributions accrued under the SERP for the benefit of the named executive officers vest under the same terms and conditions as the Profit Sharing Plan. Bonuses paid to participants are not included in making calculations for contributions made or accrued to recipients' accounts under either the Profit Sharing Plan or the SERP.

     CEO Compensation

     The Chief Executive Officer of the Corporation participates in the same compensation programs as the other executive officers with each component of his compensation determined by the Compensation Committee according to the same criteria. The base salary and incentive bonus of the Chief Executive Officer for fiscal year 2000 were consistent with the Compensation Committee's compensation range guidelines and objectives for all officers, and the incentive bonus was determined in accordance with the existing incentive bonus program.

     The Internal Revenue Service limits the deductibility for federal income tax purposes of certain executive compensation payments in excess of $1 million. In fiscal year 2000, the salary and bonus of Richard D. Jones, President and Chief Executive Officer of the Company, exceeded such limitation by $68,083. The Compensation Committee will take appropriate action in the future as it determines to be advisable to minimize any future impacts of this limitation on the Corporation.

COMPENSATION COMMITTEE                              STOCK OPTION COMMITTEE
----------------------                              ----------------------

Laurence E. Hirsch, Chairman                        Laurence E. Hirsch, Chairman
Robert L. Clarke                                    David W. Quinn
Harold W. Work

PERFORMANCE GRAPH

     The following graph compares the yearly change in the cumulative total stockholder return on the Common Stock during the five fiscal years ended March 31, 2000 with the S&P 500 Index and a peer group composed of companies with businesses in one or more of the Corporation's primary lines of businesses: cement, gypsum wallboard and concrete/aggregates. The companies comprising the peer group are weighted by their respective market capitalizations and include the following: Lafarge Corporation, Lone Star Industries, Inc. (Dyckerhoff Aktiengesellscaft acquired Lone Star Industries, Inc. in late 1999), Medusa Corporation, Southdown, Inc. (Medusa Corporation and Southdown, Inc. merged in
1998) and USG Corporation. The comparison assumes $100 was invested on March 31, 1995 in the Common Stock and in each of the S&P 500 Index and the peer group, and assumes reinvestment of dividends.

                 COMPARATIVE CUMULATIVE TOTAL STOCKHOLDER RETURN


                                                     1995     1996     1997     1998    1999     2000

     Centex Construction Products, Inc.              $100     $108     $145     $295    $284     $215
     S&P 500 Index                                   $100     $132     $158     $234    $278     $327
     Peer Group                                      $100     $115     $146     $258    $215     $200

SECTION 16(a) COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Corporation's directors and officers, and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities, to file initial reports of ownership, reports of changes in ownership and annual reports of ownership with the Securities and Exchange Commission (the "SEC") and the New York Stock Exchange. Such persons are required by SEC regulations to furnish the Corporation with copies of all Section 16(a) forms they file with the SEC.

     Based solely on its review of the copies of such forms received by it with respect to fiscal year 2000, or written representations from certain reporting persons, the Corporation believes that its directors, officers and persons who beneficially own more than 10% of a registered class of the Corporation's equity securities have complied with all filing requirements required by Section 16(a) for fiscal year 2000 applicable to such persons.

                              CERTAIN TRANSACTIONS

     Centex Service Company ("CSC"), a subsidiary of Centex Corporation, provides the Corporation with employee benefits administration, legal, public/investor relations and certain other services. These services are provided by CSC pursuant to an Administrative Services Agreement which will expire on March 31, 2001, unless earlier terminated at the option of the Corporation. For fiscal year 2000, the payment by the Corporation to CSC for services rendered under this agreement was $198,000. Commencing April 1, 2000, this agreement was amended to increase the annual payment for such services rendered for the remainder of the term of the agreement to $220,000. Messrs. Hirsch and Quinn, who are directors of the Corporation, are directors and executive officers of CSC.

     The Corporation does not sell any of its products directly to Centex Corporation or to any of its affiliates. Certain of the Corporation's customers purchase readymix concrete and gypsum wallboard from the Corporation for resale to subsidiaries of Centex Corporation and others. Although the Corporation does not track the volume of such indirect sales to subsidiaries of Centex Corporation or to any of its affiliates, the Corporation believes that such sales account for less than 5% of its total sales volume.

     Robert L. Clarke, a director of the Corporation, is a partner in the law firm of Bracewell & Patterson, L.L.P., which law firm provides legal services to certain subsidiaries of the Corporation.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

     Arthur Andersen LLP acted as the Corporation's independent public accountants for the fiscal year ended March 31, 2000. The Corporation's independent public accountants are selected annually by the Board of Directors at its meeting held immediately following the annual meeting of stockholders. It is anticipated that the Board of Directors will select Arthur Andersen LLP as the Corporation's independent public accountants for the current year.

     Representatives of Arthur Andersen LLP are expected to be present at the meeting, with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

                             STOCKHOLDERS PROPOSALS


     The Corporation's 2001 annual meeting of stockholders is scheduled to be held on July 19, 2001. In order to be considered for inclusion in the Corporation's proxy material for that meeting, stockholder proposals must be received at the Corporation's executive offices, addressed to the attention of the Secretary, not later than February 21, 2001.


                                    FORM 10-K

     STOCKHOLDERS ENTITLED TO VOTE AT THE MEETING MAY OBTAIN A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FOR THE FISCAL YEAR ENDED MARCH 31, 2000, INCLUDING THE FINANCIAL STATEMENTS, REQUIRED TO BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WITHOUT CHARGE, UPON REQUEST TO CENTEX CONSTRUCTION PRODUCTS, INC., ATTENTION: RAYMOND G. SMERGE, SECRETARY, 3710 RAWLINS, SUITE 1600, LB 78, DALLAS, TEXAS 75219.


                                          By Order of the Board of Directors


                                                  RAYMOND G. SMERGE
                                                      Secretary


Dallas, Texas

June 21, 2000

                                   APPENDIX A

                       CENTEX CONSTRUCTION PRODUCTS, INC.

                             2000 STOCK OPTION PLAN

1.       PURPOSE

         The purpose of the Plan is to assist Centex Construction Products, Inc., a Delaware corporation, in attracting and retaining as officers and key employees of the Company and its Affiliates, and as Non-employee Directors of the Company, individuals of training, experience and ability and to furnish additional incentive to such individuals by encouraging them to become owners of Shares of the Company's capital stock, by granting to such individuals Incentive Options, Non-qualified Options, Restricted Stock, or any combination of the foregoing.

2.       DEFINITIONS

         Unless the context otherwise requires, the following words as used herein shall have the following meanings:

         "Act" -- The Securities Exchange Act of 1934, as amended.

         "Affiliate" -- Any corporation or other entity which is a direct or indirect parent or subsidiary (including, without limitation, partnerships and limited liability companies) of the Company or of the parent of the Company.

         "Agreement" -- The written agreement, whether delivered on paper or by electronic medium, between the Company and the Optionee evidencing the Option granted by the Company and the understanding of the parties with respect thereto.

         "Board" -- The Board of Directors of the Company as the same may be constituted from time to time.

         "Code" -- The Internal Revenue Code of 1986, as amended from time to time.

         "Committee" -- The Stock Option Committee of the Board, composed solely of two or more Non-employee Directors appointed by the Board from time to time, or composed of the entire Board. When the Committee is so composed of the entire Board, the terms "Board" and "Committee," as used herein, shall be deemed synonymous.

         "Company"-- Centex Construction Products, Inc., a Delaware corporation.

         "Disability" -- Total and permanent disability as set forth in Section 22(e)(3) of the Code.

         "Fair Market Value" -- The closing price per Share as of a particular date reported on the consolidated transaction reporting system for the New York Stock Exchange, or, if there shall have been no such sale so reported on that date, on the last preceding date on which such a sale was reported. For purposes of valuing Shares to be made subject to Incentive Options, the Fair Market Value of stock shall be determined without regard to any restriction other than one which, by its terms, will never lapse.

         "Incentive Options" -- Stock Options that are intended to satisfy the requirements of Section 422 of the Code and Section 16 of the Plan.

         "Non-employee Director" -- An individual who satisfies the requirements of Rule 16b-3 promulgated under the Act.

         "Non-qualified Options" -- Stock Options that do not satisfy the requirements of Section 422 of the Code.

         "Option" -- An option to purchase one or more Shares of the Company granted under and pursuant to the Plan. Such Option may be either an Incentive Option or a Non-qualified Option.

         "Optionee" -- An individual who has been granted an Option under the Plan.

         "Plan"-- This Centex Construction Products, Inc. 2000 Stock Option
         Plan.

         "Permitted Transferees" -- (i) members of the Optionee's immediate family, (ii) one or more trusts for the benefit of such members of the Optionee's immediate family, (iii) partnerships in which such immediate family members are the only partners and (iv) limited liability companies in which such immediate family members are the only members. For the purposes of this definition "immediate family" shall mean the Optionee's spouse, parents, children (including adopted children) and grandchildren.

         "Restricted Stock" -- Shares issued pursuant to Section 19 of the Plan.

         "Share" -- A share of the Company's present one cent ($0.01) par value common stock and any share or shares of capital stock or other securities of the Company hereafter issued or issuable upon, in respect of or in substitution or in exchange for each present share. Such Shares may be unissued or reacquired Shares, as the Board, in its sole and absolute discretion, shall from time to time determine.

3.       ADMINISTRATION

         Except as is herein expressly provided otherwise, the Plan shall be administered by the Board. The Board shall have full power and authority, in its sole and absolute discretion, to (a) interpret the Plan and (b) make all other determinations necessary or advisable for the administration of the Plan. The Board may adopt such rules or guidelines as it deems appropriate to implement the Plan. Subject to the provisions hereof, the Committee shall have full power and authority, in its sole and absolute discretion to, (a) determine the terms and conditions of the respective Agreements, including provisions defining or otherwise relating to (i) subject to the specific provisions of the Plan, the term and the period or periods and extent of vesting of the Options, (ii) the extent to which the transferability of Shares issued upon exercise of Options is restricted, (iii) the effect of termination of employment or directorship upon the vesting of the Options, and (iv) the effect of approved leaves of absence (consistent with any applicable regulations of the Internal Revenue Service), (b) subject to Sections 8 and 10, accelerate, for any reason, regardless of whether the Agreement so provides, the time of vesting of any Option that has been granted, (c) construe the respective Agreements, and (d) to exercise the powers conferred on the Committee under Section 19. The determinations of the Board or Committee, as the case may be, shall be final and binding on all persons.

4.       SHARES SUBJECT TO PLAN

         (a) A maximum of 1,000,000 Shares shall be subject to grants of Options and awards of Restricted Stock under the Plan; provided that such maximum shall be increased or decreased as provided in Section 12 hereof.

         (b) At any time and from time to time after the Plan takes effect, the Committee, pursuant to the provisions herein set forth, may grant Options and award Restricted Stock until the maximum number of Shares shall be exhausted or the Plan shall be sooner terminated; provided, however, that no Option shall be granted and no Restricted Stock shall be awarded after April 26, 2010.

         (c) If any Option expires or is canceled without being fully exercised, or if any Restricted Stock previously awarded is reacquired by the Company, the number of Shares with respect to which such Option shall not have been exercised prior to its expiration or cancellation and the number of Shares of such Restricted Stock so reacquired may again be optioned or awarded pursuant to the provisions hereof.

         (d) Any Shares withheld pursuant to Section 18(b) hereof shall be available after such withholding for being optioned or awarded pursuant to the provisions hereof.

5.       ELIGIBILITY

         Eligibility for receipt of a grant of Options under the Plan shall be confined to (a) a limited number of persons who are employed by the Company, or one or more of its Affiliates and who are officers of or who, in the opinion of the Committee, hold other key positions in or for the Company or one or more of its Affiliates and (b) directors of the Company, including directors who are not employees of the Company or its Affiliates; provided that only employees of the Company or its Affiliates shall be eligible for the grant of Incentive Options. In addition, an individual who becomes a director of the Company, but who is not at the time he becomes a director also an employee of the Company, shall not be eligible for a grant of Options or an award of Restricted Stock, and shall not be eligible for the grant of an option, stock allocation, or stock appreciation right under any other plan of the Company or its affiliates (within the meaning of Rule 12b-2 promulgated under the Act) until the Board expressly declares such person eligible by resolution. In no event may an Option be granted to an individual who is not an employee of the Company or an Affiliate or a director of the Company.

6.       GRANTING OF OPTIONS

         (a) From time to time while the Plan is in effect, the Committee may in its absolute discretion, select from among the persons eligible to receive a grant of Options under the Plan (including persons who have already received such grants of Options) such one or more of them as in the opinion of the Committee should be granted Options. The Committee shall thereupon, likewise in its absolute discretion, determine the number of Shares to be allotted for option to each person so selected; provided, however, that the total number of Shares subject to Options granted to any one person, including a director of the Company, when aggregated with the number of Shares of Restricted Stock awarded to such person, shall not exceed 10% of the Shares then subject to the Plan.

         (b) Each person so selected shall be offered an Option to purchase the number of Shares so allotted to him, upon such terms and conditions, consistent with the provisions of the Plan, as the Committee may specify.

         (c) Each person who accepts an Option offered to him shall enter into an Agreement with the Company, in such form as the Committee may prescribe, setting forth the terms and conditions of the Option, whereupon such person shall become a participant in the Plan. In the event an individual is granted both one or more Incentive Options and one or more Non-qualified Options, such grants shall be evidenced by separate Agreements, one each for the Incentive Option grants and one each for the Non-qualified Options grants. The date which the Committee specifies to be the grant date of an Option to an individual shall constitute the date on which the Option covered by such Agreement is granted. In no event, however, shall an Optionee gain any rights in addition to those specified by the Committee in its grant, regardless of the time that may pass between the grant of the Option and the actual execution of the Agreement by the Company and the Optionee.

7.       OPTION PRICE

         The option price for each Share covered by each Incentive Option shall not be less than the greater of (a) the par value of each such Share or
         (b) the Fair Market Value of the Share at the time such Option is granted, except as provided hereinafter. The option price for each Share covered by each Non-qualified Option shall not be less than the greater of (a) the par value of each such Share or (b) 85% of the Fair Market Value of the Share at the time the Option is granted; provided, however, that the number of Shares covered by Non-qualified Options granted under the Plan that have an option price less than the Fair Market Value of a Share at the time the respective Option is granted shall not exceed 10% of the total number of Shares authorized to be issued under the Plan. If the Company or an Affiliate agrees to substitute a new Option under the Plan for an old Option, or to assume an old Option, by reason of a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation (any of such events being referred to herein as a "Corporate Transaction"), the option price of the Shares covered by each such new Option or assumed Option may be different than the Fair Market Value of the Shares at the time the Option is granted as determined by reference to a formula, established at the time of the Corporate Transaction, which will give effect to such substitution or assumption; provided, however, in no event shall --

         (a) the excess of the aggregate Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption over the aggregate option price of such Shares be more than the excess of the aggregate Fair Market Value of all Shares subject to the Option immediately prior to the substitution or assumption over the aggregate option price of such Shares; and

         (b) in the case of an Incentive Option, the new Option or the assumption of the old Option give the Optionee additional benefits which he would not have under the old Option; and

         (c) the ratio of the option price to the Fair Market Value of the Shares subject to the Option immediately after the substitution or assumption be more favorable to the Optionee than the ratio of the option price to the Fair Market Value of the Shares subject to the old Option immediately prior to such substitution or assumption, on a Share by Share basis.

         Notwithstanding the above, the provisions of this Section 7 with respect to the Option price in the event of a Corporate Transaction shall, in case of an Incentive Option, be subject to the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder. In the case of an Incentive Option, in the event of a conflict between the terms of this Section 7 and the above cited statute, regulations, and rulings, or in the event of an omission in this Section 7 of a provision required by said laws, the latter shall control in all respects and are hereby incorporated herein by reference as if set out at length.

8.       OPTION PERIOD

         (a) Each Option shall run for such period of time as the Committee may specify, but in no event for longer than ten (10) years from the date when the Option is granted, including the period of time provided in subsections (i), (ii) and (iii) of this
                  Section 8(a); and subject to such limits, and the further condition that, unless designated otherwise by the Committee, no Incentive Option shall become exercisable prior to one year from the date of its grant,

                  (i) Except as provided below in this subsection (i), all rights to exercise an Option shall terminate within three (3) months for an Incentive Option and within four (4) months for a Non-qualified Option after the date the Optionee ceases to be an employee of at least one of the employers in the group of employers consisting of the Company and its Affiliates, or after the date the Optionee ceases to be a director of the Company, whichever may occur later, for any reason other than death or Disability, except that, in the case of a Non-qualified Option (A) that is held by an Optionee who is, on the date of cessation referred to in this clause, an officer or director of the Company (within the meanings thereof under Section 16(b) of the Act), all rights to exercise such Non-qualified Option shall terminate seven (7) months after the date the Optionee ceases to be an employee of at least one of the employers in the group of employers consisting of the Company and its Affiliates or the Optionee ceases to be a director of the Company; (B) that is held by an Optionee who on the date of retirement from the Board (and if also an employee from full-time employment) is at least 62 years old and has at least ten (10) years of service with the Company or its Affiliates, then (i) all shares subject to such Non-qualified Option will vest on such retirement date, and all rights to exercise such Non-qualified Option shall terminate three (3) years after the date the Optionee retires from the Board, and (ii) with respect to any director who does not meet both such criteria, shares subject to such Non-qualified Option will continue to vest in accordance with its terms for a period of three (3) years following such retirement date, and all rights to exercise such Non-qualified Option shall terminate three (3) years after the date the Optionee retires from the Board; (C) the Committee may, in its discretion, grant a new Non-qualified Option or amend an outstanding Non-qualified Option to provide an extended period of time during which an Optionee can exercise such Non-qualified Option to the maximum permissible exercise period (ten (10) years from the date when the Option was originally granted) for which such Option would have been exercisable in the absence of the Optionee's ceasing to be an employee of the Company and its Affiliates or ceasing to be a director of the Company; and (D) if the employment of the Optionee is terminated for cause, the Option, covering both vested and unvested shares, shall immediately terminate and thereafter be null and void for all purposes.

                  (ii) If the Optionee ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, or ceases to be a director of the Company, whichever may occur later, by reason of his death, all rights to exercise any Incentive Option held by such Optionee shall terminate three (3) months after his death and all rights to exercise any Non-qualified Option held by such Optionee shall terminate fifteen (15) months after his death.

                  (iii) If the employment of the Optionee with the Company or any of its Affiliates shall terminate as a result of a Disability, he may, within three (3) months thereafter exercise any Incentive Option held by such Optionee, and within six (6) months following such date, exercise any Non-qualified Option held by such Optionee, in each case, to the extent he was entitled to exercise such Option on the date of termination of employment. To the extent that he was not entitled to exercise such Option, or if he does not exercise such Option (which he was entitled to exercise) within the time specified herein, the Option shall terminate.

                  (iv)     If an Option is granted with a term shorter than ten
                           (10) years, the Committee may extend the term of the Option, but for not more than ten (10) years from the date when the Option was originally granted.

9.       OPTIONS NOT TRANSFERABLE

         No Option or interest therein shall be transferable by the person to whom it is granted otherwise than by will or by the applicable laws of descent and distribution. Notwithstanding the foregoing, the Committee may, in its sole discretion, provide in the Agreement relating to the grant of a Non-qualified Option that the Optionee may transfer such Option, without consideration, to Permitted Transferees.

10.      EXERCISE OF OPTIONS

         (a) During the lifetime of an Optionee only he or his guardian or legal representative or transferee may exercise an Option granted to him. In the event of his death, any then exercisable portion of his Option may, within fifteen (15) months thereafter, or earlier date of termination of the Option, be exercised in whole or in part by any person empowered to do so under the deceased Optionee's will or under the applicable laws of descent and distribution.

         (b) At any time, and from time to time, during the period when any Option, or a portion thereof, is exercisable, such Option, or portion thereof, may be exercised in whole or in part provided, however, that the Committee may require any Option which is partially exercised to be so exercised with respect to at least a stated minimum number of Shares.

         (c) Each exercise of an Option or portion or part thereof shall be evidenced by a notice in writing to the Company accompanied by payment in full of the option price of the Shares then being purchased. Payment in full shall mean payment of the full amount due, either in cash, by certified check or cashier's check or, with the consent of the Committee, with Shares owned by the Optionee, including an actual or deemed multiple series of exchanges of such Shares.

         (d) No Shares shall be issued until full payment therefor has been made, and an Optionee shall have none of the rights of a stockholder until Shares are issued to him.

         (e) Nothing herein or in any Agreement executed or Option granted hereunder shall require the Company to issue any Shares upon exercise of an Option if such issuance would, in the opinion of counsel for the Company, constitute a violation of the Securities Act of 1933, as amended, or any similar or superseding statute or statutes, or any other applicable statute or regulation, as then in effect. Upon the exercise of an Option or portion or part thereof, the Optionee shall give to the Company satisfactory evidence that he is acquiring such Shares for the purpose of investment only and not with a view to their distribution provided, however, if or to the extent that the Shares subject to the Option shall be included in a registration statement filed by the Company, or one of its Affiliates, such investment representation shall be abrogated.

11.      DELIVERY OF STOCK CERTIFICATES

         As promptly as may be practicable after an Option, or a portion or part thereof, has been exercised as hereinabove provided, the Company shall make delivery of one or more certificates, either by delivery of a physical certificate or an electronic transfer to a broker, for the appropriate number of Shares. In the event that an Optionee exercises both an Incentive Option, or a portion thereof, and a Non-qualified Option, or a portion thereof, separate stock certificates shall be issued, one for the Shares subject to the Incentive Option and one for the Shares subject to the Non-qualified Option.

12.      CHANGES IN COMPANY'S SHARES AND CERTAIN CORPORATE TRANSACTIONS

         (a) If at any time while the Plan is in effect there shall be an increase or decrease in the number of issued and outstanding Shares of the Company effected without receipt of consideration therefor by the Company, through the declaration of a stock dividend or through any recapitalization or merger or otherwise in which the Company is the surviving corporation, resulting in a stock split-up, combination or exchange of Shares of the Company, then and in each such event:

                  (i) an appropriate adjustment shall be made automatically in the maximum number of Shares then subject to being optioned or awarded as Restricted Stock under the Plan, to the end that the same proportion of the Company's issued and outstanding Shares shall continue to be subject to being so optioned and awarded;

                  (ii) an appropriate adjustment shall be made automatically in the number of Shares and the option price per Share thereof then subject to purchase pursuant to each Option previously granted, to the end that the same proportion of the Company's issued and outstanding Shares in each such instance shall remain subject to purchase at the same aggregate option price; and

                  (iii) in the case of Incentive Options, any such adjustments shall in all respects satisfy the requirements of Section 424(a) of the Code and the Treasury regulations and revenue rulings promulgated thereunder.

                  Except as is otherwise expressly provided herein, the issuance by the Company of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of or option price of Shares then subject to outstanding Options granted under the Plan. Furthermore, the presence of outstanding Options granted under the Plan shall not affect in any manner the right or power of the Company to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Company's capital structure or its business; (ii) any merger or consolidation of the Company; (iii) any issuance by the Company of debt securities or preferred or preference stock which would rank above the Shares subject to outstanding Options granted under the Plan; (iv) the dissolution or liquidation of the Company; (v) any sale, transfer or assignment of all or any part of the assets or business of the Company; or (vi) any other corporate act or proceeding, whether of a similar character or otherwise.

         (b) Notwithstanding anything to the contrary above, a dissolution or liquidation of the Company, a merger (other than a merger effecting a reincorporation of the Company in another state) or consolidation in which the Company is not the surviving corporation (or survives only as a subsidiary of another corporation in a transaction in which the stockholders of the parent of the Company and their proportionate interests therein immediately after the transaction are not substantially identical to the stockholders of the Company and their proportionate interests therein immediately prior to the transaction), a transaction in which another corporation (other than Centex Corporation or one of its affiliates (as defined in the Act)) becomes the owner of 50% or more of the total combined voting power of all classes of stock of the Company, or a change in control (as specified below), shall cause every Option then outstanding to become exercisable in full, subject to the limitation on the aggregate Fair Market Value of Shares that may become first exercisable during any calendar year set forth in Section 16 hereof, immediately prior to such dissolution, liquidation, merger, consolidation, transaction, or change in control, to the extent not theretofore exercised, without regard to the determination as to the periods and installments of exercisability contained in the Agreements if (and only if) such Options have not at that time expired or been terminated. For purposes of this Section 12(b), a change in control shall be deemed to have taken place if: (i) a third person (other than Centex Corporation or one of its affiliates (as defined in the Act)), including a "group" as defined in Section 13(d)(3) of the Act, becomes the beneficial owner of Shares of the Company having 50% or more of the total number of votes that may be cast for the election of directors of the Company; or (ii) as a result of, or in connection with, a contested election for directors, the persons who were directors of the Company immediately before such election shall cease to constitute a majority of the Board. Notwithstanding the foregoing provisions of this paragraph, in the event of any such dissolution, merger, consolidation, transaction, or change in control, the Board may completely satisfy all obligations of the Company and its Affiliates with respect to any Option outstanding on the date of such event by delivering to the Optionee cash in an amount equal to the difference between the aggregate exercise price for Shares under the Option and the Fair Market Value of such Shares on the date of such event, such payment to be made within a reasonable time after such event.

13.      EFFECTIVE DATE

         The Plan shall be effective on April 26, 2000, the date of its adoption by the Board, but shall be submitted to the stockholders of the Company for ratification at the next regular or special meeting thereof to be held within twelve (12) months after the Board shall have adopted the Plan. If at such a meeting of the stockholders of the Company a quorum is present, in person or by proxy, the Plan shall be presented for ratification, and unless at such a meeting the Plan is ratified by the affirmative vote of a majority of the outstanding $0.01 par value common stock of the Company, then and in such event, the Plan and all Options granted under the Plan and all awards of Restricted Stock under the Plan shall become null and void and of no further force or effect.

14.      AMENDMENT, SUSPENSION OR TERMINATION

         (a) Subject to the other terms and conditions of the Plan and the limitations set forth in Section 14(b) hereof, the Board may at any time amend, suspend or terminate the Plan; provided, however, that after the stockholders have ratified the Plan, the Board may not, without approval of the stockholders of the Company, amend the Plan so as to:

                  (i) Increase the maximum number of Shares subject thereto, as specified in Sections 4(a) and 12 hereof; or

                  (ii) Increase the proportionate number of Shares which may be purchased pursuant to an Option by any one person or awarded as Restricted Stock to any one person, as specified in Section 6(a) or Section 19(a) hereof.

         (b) Neither the Board nor the Committee may amend the Plan or any Agreement to reduce the option price of an outstanding Option or modify, impair or cancel any existing Option without the consent of the holder thereof.

15.      REQUIREMENTS OF LAW

         Notwithstanding anything contained herein to the contrary, the Company shall not be required to sell or issue Shares under any Option if the issuance thereof would constitute a violation by the Optionee or the Company of any provisions of any law or regulation of any governmental authority or any national securities exchange; and as a condition of any sale or issuance of Shares under Option the Company may require such agreements or undertakings, if any, as the Company may deem necessary or advisable to ensure compliance with any such law or regulation.

16.      INCENTIVE STOCK OPTIONS

         The Committee, in its discretion, may designate any Option granted under the Plan as an Incentive Option intended to qualify under Section 422 of the Code. Any provision of the Plan to the contrary notwithstanding, (i) no Incentive Option shall be granted to any person who, at the time such Incentive Option is granted, owns stock possessing more than 10 percent of the total combined voting power of all classes of stock of the Company or any Affiliate unless the purchase price under such Incentive Option is at least 110 percent of the Fair Market Value of the Shares subject to an Incentive Option at the date of its grant and such Incentive Option is not exercisable after the expiration of five years from the date of its grant, and (ii) the aggregate Fair Market Value of the Shares subject to such Incentive Option and the aggregate Fair Market Value of the shares of stock of any Affiliate (or a predecessor of the Company or an Affiliate) subject to any other incentive stock option (within the meaning of Section 422 of the Code) of the Company and its Affiliates (or a predecessor corporation of any such corporation), that may become first exercisable in any calendar year, shall not (with respect to any Optionee) exceed $100,000, determined as of the date the Incentive Option is granted. For purposes of this Section 16, "predecessor corporation" means a corporation that was a party to a transaction described in Section 424(a) of the Code (or which would be so described if a substitution or assumption under such section had been effected) with the Company, or a corporation which, at the time the new incentive stock option (within the meaning of Section 422 of the Code) is granted, is an Affiliate of the Company or a predecessor corporation of any such corporations.

17.      MODIFICATION OF OPTIONS

         Subject to the terms and conditions of and within the limitations of the Plan, the Committee may modify, extend or renew outstanding Options granted under the Plan, or accept the surrender of Options outstanding hereunder (to the extent not theretofore exercised) and authorize the granting of new Options hereunder in substitution therefor (to the extent not theretofore exercised), provided that to the extent existing Options are exchanged for new Options, the total Options exchanged will not exceed 10% of all Options then outstanding. Notwithstanding the foregoing provisions of this Section 17, no modification of an Option granted hereunder shall, without the consent of the Optionee, alter or impair any rights or obligations under any Option theretofore granted hereunder to such Optionee under the Plan, except as may be necessary, with respect to Incentive Options, to satisfy the requirements of
         Section 422 of the Code.

18.      AGREEMENT PROVISIONS

         (a) Each Agreement shall contain such provisions (including, without limitation, restrictions or the removal of restrictions upon the exercise of the Option and the transfer of shares thereby acquired) as the Committee shall deem advisable. Each Agreement shall identify the Option evidenced thereby as an Incentive Option or Non-qualified Option, as the case may be. Incentive Options and Non-qualified Options may not both be covered by a single Agreement. Each such Agreement relating to Incentive Options granted hereunder shall contain such limitations and restrictions upon the exercise of the Incentive Option as shall be necessary for the Incentive Option to which such Agreement related to constitute an incentive stock option, as defined in Section 422 of the Code.

         (b) Each Agreement relating to an Incentive Option shall contain a covenant by the Optionee immediately to notify the Company in writing of any disqualifying disposition (within the meaning of Section 421(b) of the Code) of an Incentive Option.

19.      RESTRICTED STOCK

         (a) Shares of Restricted Stock may be awarded by the Committee to such individuals as are eligible for grants of Options, as the Committee may determine at any time and from time to time before the termination of the Plan. The total number of Shares of Restricted Stock awarded to any one person, including directors of the Company, when aggregated with the number of Shares subject to Options in favor of such person, shall not exceed shall not exceed 10% of the Shares then subject to the Plan.

         (b) A Share of Restricted Stock is a Share that does not irrevocably vest in the holder or that may not be sold, exchanged, pledged, transferred, assigned or otherwise encumbered or disposed of until the terms and conditions set by the Committee at the time of the award of the Restricted Stock have been satisfied. A Share of Restricted Stock shall be subject to a minimum three-year vesting period and shall contain such other restrictions, terms and conditions as the Committee may establish, which may include, without limitation, the rendition of services to the Company or its Affiliates for a specified time or the achievement of specific goals. The Committee may, when it deems it appropriate, require the recipient of an award of Restricted Stock to enter into an agreement with the Company evidencing the understanding of the parties with respect to such award.

                  If an individual receives Shares of Restricted Stock, whether or not escrowed as provided below, the individual shall be the record owner of such Shares and shall have all the rights of a stockholder with respect to such Shares (unless the escrow agreement, if any, specifically provides otherwise), including the right to vote and the right to receive dividends or other distributions made or paid with respect to such Shares. Any certificate or certificates representing Shares of Restricted Stock shall bear a legend similar to the following:

                           THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE CENTEX CONSTRUCTION PRODUCTS, INC. 2000 STOCK OPTION PLAN AND MAY NOT BE SOLD, PLEDGED, TRANSFERRED, ASSIGNED OR OTHERWISE ENCUMBERED IN ANY MANNER EXCEPT AS SET FORTH IN THE TERMS OF SUCH AWARD DATED ________________, 20___ .

                  In order to enforce the restrictions, terms and conditions that may be applicable to an individual's Shares of Restricted Stock, the Committee may require the individual, upon the receipt of a certificate or certificates representing such Shares, or at any time thereafter, to deposit such certificate or certificates, together with stock powers and other instruments of transfer, appropriately endorsed in blank, with the Company or an escrow agent designated by the Company under an escrow agreement in such form as shall be determined by the Committee.

                  After the satisfaction of the terms and conditions set by the Committee at the time of an award of Restricted Stock to an individual, which award is not subject to a non-lapse feature, a new certificate, without the legend set forth above, for the number of Shares that are no longer subject to such restrictions, terms and conditions shall be delivered to the individual, either by delivery of a physical certificate or an electronic transfer to a broker.

                  If an individual to whom Restricted Stock has been awarded dies after satisfaction of the terms and conditions for the payment of all or a portion of the award but prior to the actual payment of all or such portion thereof, such payment shall be made to the individual's beneficiary or beneficiaries at the time and in the same manner that such payment would have been made to the individual.

                  The Committee may cancel all or any portion of any outstanding restrictions prior to the expiration of such restrictions with respect to any or all of the Shares of Restricted Stock awarded to an individual hereunder only upon the individual's death, Disability or retirement on or after the earlier of (i) such Optionee reaching age 65 or (ii) such time as the sum of the Optionee's age and years of service equals 70, provided such individual is at least 55. With respect to the occurrence of any event specified in the last paragraph of Section 12 hereof, the restrictions, if any, applicable to any outstanding Shares awarded as Restricted Stock shall lapse immediately prior to the occurrence of the event.

         (c) Subject to the provisions of Section 19(b) hereof, if an individual to whom Restricted Stock has been awarded ceases to be employed by at least one of the employers in the group of employers consisting of the Company and its Affiliates, or ceases to be a director of the Company, whichever may occur later, for any reason prior to the satisfaction of any terms and conditions of an award, any Restricted Stock remaining subject to restrictions shall thereupon be forfeited by the individual and transferred to, and reacquired by, the Company or an Affiliate at no cost to the Company or the Affiliate. In such event, the individual, or in the event of his death, his personal representative, shall forthwith deliver to the Secretary of the Company the certificates for the Shares of Restricted Stock remaining subject to such restrictions, accompanied by such instruments of transfer, if any, as may reasonably be required by the Secretary of the Company.

         (d) In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including a change to the right to receive cash or other property) of the Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of Restricted Stock shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such reclassification, change, consolidation or merger.

20.      TAX WITHHOLDING

         The Company shall have the right to take whatever affirmative actions are required, in the opinion of the Board or Committee, to enable the Company or appropriate Affiliate to satisfy its payroll tax withholding requirements, including but not limited to withholding cash from a same-day-sale exercise of an Option and/or on exercise of an Option, withholding Shares otherwise issuable to the Optionee. The Committee may also permit withholding to be satisfied by the transfer to the Company of Shares theretofore owned by the holder of the Non-qualified Option with respect to which withholding is required. If Shares, either covered by the Option or theretofore owned by the holder, are used to satisfy tax withholding, such Shares shall be valued based on the Fair Market Value when the tax withholding is required to be made. If Shares subject to a substantial risk of forfeiture (as defined in Section 83(c)(1) or (c)(3) of the Code) are issuable on exercise of the Option and the Optionee does not make a timely election under Section 83(b) of the Code with respect thereto, the tax withholding is required to be made as of the date on which the substantial risk of forfeiture lapses.

21.      GENERAL

         (a) The proceeds received by the Company from the sale of Shares pursuant to Options shall be used for general corporate purposes.

         (b) Nothing contained in the Plan, or in any Agreement, shall confer upon any Optionee or recipient of Restricted Stock the right to continue in the employ of the Company or any Affiliate, or interfere in any way with the rights of the Company or any Affiliate to terminate his employment at any time.

         (c) Neither the members of the Board nor any member of the Committee shall be liable for any act, omission, or determination taken or made in good faith with respect to the Plan or any Option or Restricted Stock granted under it; and the members of the Board and the Committee shall be entitled to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including counsel fees) arising therefrom to the full extent permitted by law and under any directors and officers liability or similar insurance coverage that may be in effect from time to time.

         (d) As partial consideration for the granting of each Option or award of Restricted Stock hereunder, the Optionee or recipient shall agree with the Company that he will keep confidential all information and knowledge which he has relating to the manner and amount of his participation in the Plan; provided, however, that such information may be disclosed as required by law or given in confidence to the individual's spouse, tax or financial advisors, or to a financial institution to the extent that such information is necessary to secure a loan. In the event any breach of this promise comes to the attention of the Committee, it shall take into consideration such breach, in determining whether to grant any future Option or award any future Restricted Stock to such individual, as a factor militating against the advisability of granting any such future Option or awarding any such future Restricted Stock to such individual.

         (e) Participation in the Plan shall not preclude an individual from eligibility in any other stock option plan of the Company or any Affiliate or any old age benefit, insurance, pension, profit sharing, retirement, bonus, or other extra compensation plans which the Company or any Affiliate has adopted, or may, at any time, adopt for the benefit of its employees or directors.

         (f) Any payment of cash or any issuance or transfer of Shares to the Optionee, or to his legal representative, heir, legatee, or distributee, in accordance with the provisions hereof, shall, to the extent thereof, be in full satisfaction of all claims of such persons hereunder. The Board or Committee may require any Optionee, legal representative, heir, legatee, or distributee, as a condition precedent to such payment, to execute a release and receipt therefor in such form as it shall determine.

         (g) Neither the Committee nor the Board nor the Company guarantees the Shares from loss or depreciation.

         (h) All expenses incident to the administration, termination, or protection of the Plan, including, but not limited to, legal and accounting fees, shall be paid by the Company or its Affiliates.

         (i) Records of the Company and its Affiliates regarding an individual's period of employment, termination of employment and the reason therefor, leaves of absence, re-employment, tenure as a director and other matters shall be conclusive for all purposes hereunder, unless determined by the Board or Committee to be incorrect.

         (j) The Company and its Affiliates shall, upon request or as may be specifically required hereunder, furnish or cause to be furnished, all of the information or documentation which is necessary or required by the Board or Committee to perform its duties and functions under the Plan.

         (k) The Company assumes no obligation or responsibility to an Optionee or recipient of Restricted Stock or his personal representatives, heirs, legatees, or distributees for any act of, or failure to act on the part of, the Board or Committee.

         (l) Any action required of the Company shall be by resolution of its Board or by a person authorized to act by resolution of the Board. Any action required of the Committee shall be by resolution of the Committee or by a person authorized to act by resolution of the Committee.

         (m) If any provision of the Plan or any Agreement is held to be illegal or invalid for any reason, the illegality or invalidity shall not affect the remaining provisions of the Plan or the Agreement, as the case may be, but such provision shall be fully severable and the Plan or the Agreement, as the case may be, shall be construed and enforced as if the illegal or invalid provision had never been included herein or therein.

         (n) Whenever any notice is required or permitted hereunder, such notice must be in writing and personally delivered or sent by mail. Any notice required or permitted to be delivered hereunder shall be deemed to be delivered on the date on which it is personally delivered, or, whether actually received or not, on the third business day after it is deposited in the United States mail, certified or registered, postage prepaid, addressed to the person who is to receive it at the address which such person has theretofore specified by written notice delivered in accordance herewith. The Company, an Optionee or a recipient of Restricted Stock may change, at any time and from time to time, by written notice to the other, the address which it or he had theretofore specified for receiving notices. Until changed in accordance herewith, the Company and each Optionee and recipient of Restricted Stock shall specify as its and his address for receiving notices the address set forth in the Agreement pertaining to the shares of Stock to which such notice relates.

         (o)      Any person entitled to notice hereunder may waive such notice.

         (p) The Plan shall be binding upon the Optionee or recipient of Restricted Stock, his heirs, legatees, and legal representatives, upon the Company, its successors, and assigns, and upon the Board and Committee, and their successors.

         (q) The titles and headings of Sections and paragraphs are included for convenience of reference only and are not to be considered in construction of the provisions hereof.

         (r) All questions arising with respect to the provisions of the Plan shall be determined by application of the laws of the State of Delaware except to the extent Delaware law is preempted by federal law. The obligation of the Company to sell and deliver Shares hereunder is subject to applicable laws and to the approval of any governmental authority required in connection with the authorization, issuance, sale, or delivery of such Shares.

         (s) Words used in the masculine shall apply to the feminine where applicable, and wherever the context of the Plan dictates, the plural shall be read as the singular and the singular as the plural.

         (t) Transactions related to the Plan, including but not limited to the delivery and acceptance of any Agreement and the exercise of any Option, whether in whole or in part, may be evidenced by either signed documentation or on-line transactions through the Stock Option Benefit Services Web Site of the Company's designated broker, PaineWebber Incorporated, or the successor thereof.

------------------------------------------------------------------------------

                       CENTEX CONSTRUCTION PRODUCTS, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 ANNUAL MEETING OF STOCKHOLDERS - JULY 20, 2000


The undersigned hereby appoints Laurence E. Hirsch and Richard D. Jones, Jr. (acting unanimously or, if only one be present, by that one alone), and each of them, proxies, with full power of substitution to each, to vote, as specified on the reverse side, at the Annual Meeting of Stockholders of Centex Construction Products, Inc. to be held July 20, 2000, or any adjournment thereof, all shares of Common Stock of Centex Construction Products, Inc. registered in the name of the undersigned at the close of business on June 1, 2000.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS SPECIFIED ON THE BALLOT ON THE REVERSE SIDE, BUT IF NO INSTRUCTIONS ARE INDICATED, THEN THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2. THE PROXIES WILL USE THEIR DISCRETION WITH RESPECT TO ANY MATTER REFERRED TO IN ITEM 3.



 By execution of this proxy, you hereby acknowledge receipt herewith of Notice of Meeting and Proxy Statement dated June 21, 2000.


     READ, EXECUTE AND DATE REVERSE SIDE AND MAIL IN THE ENCLOSED ENVELOPE.


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
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
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UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED FOR ITEMS 1 AND 2, AND AT THE DISCRETION OF THE          Please mark
NAMED PROXIES, UPON SUCH OTHER BUSINESS AS MAY PROPERLY BE BROUGHT BEFORE THE MEETING OR ANY ADJOURNMENT     your vote as   [X]
THEREOF. BY EXECUTING THIS PROXY, THE UNDERSIGNED HEREBY REVOKES PRIOR PROXIES RELATING TO THE MEETING.       indicated in
                                                                                                              this example



1. Election of directors listed to the right.

    FOR all nominees       WITHHOLD      (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THE
  listed to the right      AUTHORITY     NOMINEE'S NAME IN THE SPACE PROVIDED BELOW.)
   (except as marked    to vote for all
    to the contrary).   nominees listed
                          to the right.  Robert L. Clarke, Laurence E. Hirsch, Richard D. Jones, Jr., David W. Quinn, Harold K. Work

         [ ]                 [ ]         -------------------------------------------------------------------------------------------
                                         THIS PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS VOTED AT THE ANNUAL MEETING.

2. To consider and vote on a proposal to approve and adopt the   3. In their discretion, on such other business as may properly be
   Centex Construction Products, Inc. 2000 Stock Option Plan.       brought before the meeting or any adjournment thereof.

          FOR  AGAINST   ABSTAIN

          [ ]    [ ]       [ ]



                                                                                  Dated                                , 2000
                                                                                       --------------------------------



                                                                                  -------------------------------------------
                                                                                                   Signature


                                                                                  -------------------------------------------
                                                                                                   Signature


                                                                                  NOTE: Please sign as name appears hereon. Joint
                                                                                  owners should each sign. When signing as attorney,
                                                                                  executor, administrator, trustee or guardian,
                                                                                  please give full title.

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